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                                                                   EXHIBIT 10.14

                            FIRST AMENDMENT TO THE
                       AMGEN RETIREMENT AND SAVINGS PLAN
              AS AMENDED AND RESTATED EFFECTIVE OCTOBER 23, 2000


     The Amgen Retirement and Savings Plan as Amended and Restated Effective October 23, 2000, (the "Plan") is hereby amended as follows:

  1. Effective December 14, 2000, Kinetix Pharmaceuticals, Inc. shall be a Participating Company for so long as Kinetix Pharmaceuticals, Inc. remains in existence, and Appendix A to the Plan is thereby amended to include Kinetix Pharmaceuticals, Inc.

  2. Effective midnight of January 1, 2001, the Kinetix Pharmaceuticals, Inc. 401(k) Plan shall be merged into the Plan to coincide with the upstream merger of Kinetix Pharmaceuticals, Inc. into the Company. The merged Plan will conform to the terms of the Plan. Thereafter, Kinetix Pharmaceuticals, Inc. shall no longer be a Participating Company and Appendix A to the Plan is thereby amended to delete Kinetix Pharmaceuticals, Inc.

  3. Effective June 1, 2001, annuities will be eliminated as a form of distribution. This effective date is at least 90 days following the date on which notice will be provided to Plan participants of the elimination. As such:

        a.  Section 2.41 is deleted in its entirety.

        b.  Section 2.47 is deleted in its entirety.

        c.  Section 8.3 (a) restated in its entirety to read:

               Except as provided in Sections 8.5, 8.8 and 8.10, and unless a Participant elects otherwise, the distribution of a Participant's Plan Benefit under Section 8.6 shall occur or commence not later than sixty (60) days after the close of the Plan Year in which occurs the later of (i) the Participant's attainment of Normal Retirement Age or (ii) the Participant's termination of employment. If distribution of a Participant's Plan Benefit has not yet occurred, on or about nine (9) months before the Participant's Normal Retirement Date, the Company shall furnish the Participant with a written explanation of the terms, conditions and forms of distributions available from the Plan with a description of the procedures for electing a form of distribution.

        d.  Section 8.6 (a) is restated to read:

               A Participant's Plan Benefit shall be distributed in any of the following forms that he or she elects:

        e.  Sections 8.6 (a) (5) is deleted in its entirety.
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        f.  Section 8.7 is deleted in its entirety.

        g.  Section 8.8 is restated in its entirety to read:

               Time of Distribution of Death Benefit.  If a Participant dies
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               before receiving his or her Plan Benefit, then the Participant's
               Beneficiary shall be entitled to receive the Plan Benefit pursuant to this Section 8.8. (Section 8.12 provides that the surviving spouse of a married Participant shall be his or her Beneficiary, unless the Participant, with the spouse's consent, has otherwise elected prior to his or her death.) The Participant's Plan Benefit shall be distributed to the Participant's Beneficiary no later than 12 months after the Participant's death.

        h.  Section 8.9 is deleted in its entirety.

        i.  Section 8.13 is restated in its entirety to read:

               Spousal Consent Needed to Name a Nonspouse Beneficiary.  Any
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               other provision of the Plan notwithstanding, in the case of a married Participant, any designation of a person other than his or her spouse as Beneficiary shall be effective only if the spouse consents in writing to the designation. The spouse's consent shall be witnessed by a notary public or, if permitted by the Company, by a representative of the Plan. A consent to a designation of a particular Beneficiary, once given by the spouse, shall not be revocable by that spouse. The designation of a particular Beneficiary may not be changed without further spousal consent (unless the consent or a prior consent expressly permits designations by the Participant without any requirement of further consent by the spouse). The spouse's consent shall not be required if the Participant establishes to the Company's satisfaction that the spouse's consent cannot be obtained because the spouse cannot be located or because of other reasons deemed acceptable under applicable regulations. The Company may require such evidence of the right of any person to receive payment under this Section as the Company may deem advisable. The Company's determination of the right under this Section of any person to receive payment shall be conclusive.

To record this First Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this 26th day of February, 2001.


                                   AMGEN INC.


                                   By:  /s/ Steven M. Odre
                                        --------------------------------
                                   Title:  Senior Vice President, General
                                   Counsel and Secretary

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